Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES THIRD QUARTER RESULTS

MONDOVI, Wis., October 18, 2023 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $13.6 million, or 17 cents per diluted share, for the third quarter ended September 30, 2023, compared with $25.6 million, or 32 cents per diluted share, for the third quarter of 2022. For the nine-month period ended September 30, 2023, net income was $58.0 million, or 71 cents per diluted share, compared with $84.8 million, or $1.03 per diluted share, for the 2022 nine-month period.

Operating revenue was $279.5 million for the third quarter of 2023 compared with $324.4 million for the third quarter of 2022. Excluding fuel surcharges, operating revenue was $239.1 million for the 2023 quarter compared with $269.3 million for the 2022 quarter. Fuel surcharge revenue decreased to $40.5 million for the 2023 quarter from $55.1 million for the 2022 quarter.

Operating revenue was $863.2 million for the first nine months of 2023 compared with $941.3 million for the first nine months of 2022. Excluding fuel surcharges, operating revenue was $742.6 million for the 2023 period compared with $783.8 million for the 2022 period. Fuel surcharge revenue decreased to $120.6 million for the 2023 period from $157.5 million for the 2022 period.

Operating income was $17.2 million for the third quarter of 2023 compared with $33.8 million for the third quarter of 2022. For the first nine months of 2023, operating income was $74.5 million compared with $110.6 million for the first nine months of 2022.

Operating expenses as a percentage of operating revenue were 93.8% for the 2023 quarter and 89.6% for the 2022 quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 92.8% for the 2023 quarter and 87.5% for the 2022 quarter.

Operating expenses as a percentage of operating revenue were 91.4% for the first nine months of 2023 and 88.3% for the first nine months of 2022. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 90.0% for the 2023 period and 85.9% for the 2022 period.

Executive Chairman Randolph L. Marten stated, “Our earnings this quarter were significantly pressured by the industry-wide weak demand, cumulative impact of reduced freight rates with the resulting freight network disruption, and inflationary operating costs within the current freight market recession. Additionally, the record heat and rising fuel prices each month of the third quarter led to an increase in our mile-adjusted net fuel expense of $3.9 million, or 4 cents per diluted share, from this year’s second quarter to third quarter.”

“We are focused on both minimizing the current freight market’s impact on our operations, and investing in and positioning our premium service solutions to capitalize on profitable organic growth opportunities as the market necessarily recovers - with fair compensation for our services. To that end, we have not agreed to any rate reductions since early August.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across Marten’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share information)	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$68,067	$80,600
Receivables:
Trade, net	117,820	120,702
Other	11,695	7,218
Prepaid expenses and other	27,004	27,320
Total current assets	224,586	235,840

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,129,415	1,074,832
Accumulated depreciation	(358,414)	(346,665)
Net property and equipment	771,001	728,167
Other noncurrent assets	1,617	1,672
Total assets	$997,204	$965,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,042	$37,299
Insurance and claims accruals	46,282	45,747
Accrued and other current liabilities	33,320	41,264
Total current liabilities	121,644	124,310
Deferred income taxes	125,887	137,041
Noncurrent operating lease liabilities	316	409
Total liabilities	247,847	261,760

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,308,968 shares at September 30, 2023, and 81,115,132 shares at December 31, 2022, issued and outstanding	813	811
Additional paid-in capital	49,280	47,188
Retained earnings	699,264	655,920
Total stockholders’ equity	749,357	703,919
Total liabilities and stockholders’ equity	$997,204	$965,679

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2023	2022	2023	2022

Operating revenue	$279,538	$324,448	$863,233	$941,294

Operating expenses (income):
Salaries, wages and benefits	92,620	99,773	287,468	285,582
Purchased transportation	49,673	64,403	152,075	189,193
Fuel and fuel taxes	48,695	57,299	137,706	163,004
Supplies and maintenance	17,896	14,855	51,291	40,520
Depreciation	29,017	28,381	87,974	81,389
Operating taxes and licenses	2,821	2,748	8,345	8,051
Insurance and claims	13,254	11,949	40,805	38,096
Communications and utilities	2,584	2,135	7,625	6,639
Gain on disposition of revenue equipment	(3,014)	(1,070)	(11,810)	(10,422)
Other	8,762	10,209	27,301	28,681

Total operating expenses	262,308	290,682	788,780	830,733

Operating income	17,230	33,766	74,453	110,561

Other	(1,017)	(264)	(2,938)	(307)

Income before income taxes	18,247	34,030	77,391	110,868

Income taxes expense	4,649	8,384	19,417	26,028

Net income	$13,598	$25,646	$57,974	$84,840

Basic earnings per common share	$0.17	$0.32	$0.71	$1.04

Diluted earnings per common share	$0.17	$0.32	$0.71	$1.03

Dividends declared per common share	$0.06	$0.06	$0.18	$0.18

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2023	2022	2023 vs. 2022	2023 vs. 2022
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$96,516	$105,905	$(9,389)	(8.9)%
Truckload fuel surcharge revenue	17,711	23,471	(5,760)	(24.5)
Total Truckload revenue	114,227	129,376	(15,149)	(11.7)

Dedicated revenue, net of fuel surcharge revenue	82,963	86,178	(3,215)	(3.7)
Dedicated fuel surcharge revenue	18,834	24,039	(5,205)	(21.7)
Total Dedicated revenue	101,797	110,217	(8,420)	(7.6)

Intermodal revenue, net of fuel surcharge revenue	18,122	24,303	(6,181)	(25.4)
Intermodal fuel surcharge revenue	3,925	7,600	(3,675)	(48.4)
Total Intermodal revenue	22,047	31,903	(9,856)	(30.9)

Brokerage revenue	41,467	52,952	(11,485)	(21.7)

Total operating revenue	$279,538	$324,448	$(44,910)	(13.8)%

Operating income/(loss):
Truckload	$2,738	$14,319	$(11,581)	(80.9)%
Dedicated	11,286	13,005	(1,719)	(13.2)
Intermodal	(1,074)	778	(1,852)	(238.0)
Brokerage	4,280	5,664	(1,384)	(24.4)
Total operating income	$17,230	$33,766	$(16,536)	(49.0)%

Operating ratio:
Truckload	97.6%	88.9%
Dedicated	88.9	88.2
Intermodal	104.9	97.6
Brokerage	89.7	89.3
Consolidated operating ratio	93.8%	89.6%

Operating ratio, net of fuel surcharges:
Truckload	97.2%	86.5%
Dedicated	86.4	84.9
Intermodal	105.9	96.8
Brokerage	89.7	89.3
Consolidated operating ratio, net of fuel surcharges	92.8%	87.5%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2023	2022	2023 vs. 2022	2023 vs. 2022
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$300,104	$302,883	$(2,779)	(0.9)%
Truckload fuel surcharge revenue	51,887	66,255	(14,368)	(21.7)
Total Truckload revenue	351,991	369,138	(17,147)	(4.6)

Dedicated revenue, net of fuel surcharge revenue	257,231	248,988	8,243	3.3
Dedicated fuel surcharge revenue	56,000	68,344	(12,344)	(18.1)
Total Dedicated revenue	313,231	317,332	(4,101)	(1.3)

Intermodal revenue, net of fuel surcharge revenue	60,277	77,589	(17,312)	(22.3)
Intermodal fuel surcharge revenue	12,724	22,923	(10,199)	(44.5)
Total Intermodal revenue	73,001	100,512	(27,511)	(27.4)

Brokerage revenue	125,010	154,312	(29,302)	(19.0)

Total operating revenue	$863,233	$941,294	$(78,061)	(8.3)%

Operating income/(loss):
Truckload	$22,348	$45,978	$(23,630)	(51.4)%
Dedicated	39,143	37,689	1,454	3.9
Intermodal	(452)	9,911	(10,363)	(104.6)
Brokerage	13,414	16,983	(3,569)	(21.0)
Total operating income	$74,453	$110,561	$(36,108)	(32.7)%

Operating ratio:
Truckload	93.7%	87.5%
Dedicated	87.5	88.1
Intermodal	100.6	90.1
Brokerage	89.3	89.0
Consolidated operating ratio	91.4%	88.3%

Operating ratio, net of fuel surcharges:
Truckload	92.6%	84.8%
Dedicated	84.8	84.9
Intermodal	100.7	87.2
Brokerage	89.3	89.0
Consolidated operating ratio, net of fuel surcharges	90.0%	85.9%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2023	2022	2023	2022
Truckload Segment:
Revenue (in thousands)	$114,227	$129,376	$351,991	$369,138
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,285	$4,889	$4,442	$4,980
Average tractors(1)	1,714	1,648	1,732	1,560
Average miles per trip	529	508	515	512
Non-revenue miles percentage(2)	12.1%	11.3%	12.4%	10.8%
Total miles (in thousands)	39,093	38,441	116,651	110,565

Dedicated Segment:
Revenue (in thousands)	$101,797	$110,217	$313,231	$317,332
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,900	$4,006	$3,949	$3,977
Average tractors(1)	1,619	1,637	1,670	1,605
Average miles per trip	339	337	335	340
Non-revenue miles percentage(2)	1.3%	1.2%	1.2%	1.1%
Total miles (in thousands)	33,039	34,513	101,948	101,400

Intermodal Segment:
Revenue (in thousands)	$22,047	$31,903	$73,001	$100,512
Loads	6,327	7,610	19,871	24,607
Average tractors	154	182	168	173

Brokerage Segment:
Revenue (in thousands)	$41,467	$52,952	$125,010	$154,312
Loads	24,077	24,896	67,483	69,902

At September 30, 2023 and September 30, 2022:
Total tractors(1)	3,454	3,575
Average age of company tractors (in years)	1.8	1.7
Total trailers	5,726	5,679
Average age of company trailers (in years)	4.4	3.8
Ratio of trailers to tractors(1)	1.7	1.6
Total refrigerated containers	788	803

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2023	2022	2023	2022

Net cash provided by operating activities	$28,132	$64,551	$126,333	$163,221
Net cash (used for) investing activities	(35,831)	(57,412)	(124,470)	(92,416)
Net cash (used for) financing activities	(4,762)	(4,021)	(14,396)	(56,308)

Weighted average shares outstanding:
Basic	81,306	81,061	81,260	81,889
Diluted	81,454	81,347	81,414	82,155

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 99 and 90 tractors as of September 30, 2023 and 2022, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.